Exhibit 23.2

Consent of Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of Earthstone Energy, Inc. on Form S-8 of our report dated March 11, 2016, relating to the consolidated financial statements of Earthstone Energy, Inc. and subsidiaries (formerly Oak Valley Resources, LLC) included in the Annual Report on Form 10-K of Earthstone Energy, Inc. for the year ended December 31, 2017.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
October 5, 2018